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Exhibit 8.1

[DRAFT FORM OF TAX OPINION]

[            ], 2013

Winklevoss Bitcoin Trust

c/o Math-Based Asset Services LLC

30 West 24th Street, 4th Floor

New York, New York 10010

Re:	Winklevoss Bitcoin Trust
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Math-Based Asset Services LLC, a Delaware limited liability company (the “Company”), in connection with the preparation and filing under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, of a registration statement on Form S-1 (the “Registration Statement”) filed on [            , 2013], including the prospectus constituting Part I of the Registration Statement (the “Prospectus”). The Registration Statement relates to the proposed issuance by the Winklevoss Bitcoin Trust, an investment trust formed on [    ], 2013 under New York law pursuant to a Trust Agreement between the Company, as Sponsor, and [        ], as Trustee, of [    ],000,000 shares representing units of fractional undivided beneficial interest in and ownership of such Trust (the “Shares”).

We have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of the Company, and such other documents, as we have deemed necessary as a basis for this opinion. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

AUSTIN        CENTURY CITY        CHARLOTTE        CHICAGO        HOUSTON        IRVING         LOS ANGELES

NEW YORK        ORANGE COUNTY        SAN FRANCISCO BAY AREA        SHANGHAI        WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

[            ], 2013

In rendering this opinion, we have relied upon and have assumed, with your permission, that the information presented in the Registration Statement accurately and completely describes all material facts, and that the Trust will operate in the manner discussed in its organizational documents and the Prospectus.

Based on and subject to the foregoing, we advise you that to the extent it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described therein, the discussion under the caption “United States Federal Income Tax Consequences” in the Prospectus expresses our opinion as to the material United States federal income tax consequences that generally will apply under currently applicable law to the purchase, ownership and disposition of Shares by a Shareholder.

Our opinion is based on the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions. Other than as expressly stated above, we express no opinion on any issue relating to the Trust or any investment therein.

We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement and the reference to this opinion and to us under the heading “United States Federal Income Tax Consequences” in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Respectfully submitted,